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                                                                    EXHIBIT 10.2

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

         ENTERED into by and between CHILDREN'S COMPREHENSIVE SERVICES, INC., a Tennessee corporation (the "Borrower"), SUNTRUST BANK, successor-in-interest to SunTrust Bank, Nashville, N.A., in its capacity as agent for Lenders ("Agent"), SUNTRUST BANK, successor-in-interest to SunTrust Bank, Nashville, N.A. ("STB"), and AMSOUTH BANK, successor-in-interest to First American National Bank ("AMSOUTH") (STB and AMSOUTH shall be referred to herein as "Lenders"), as of this 21st day of April, 2000.

                                    RECITALS

         1. The Borrower, the Lenders, and the Agent entered into a Credit Agreement dated as of December 1, 1998, as amended by a First Amendment to Credit Agreement dated as of December 31, 1998, a Second Amendment to Credit Agreement dated as of April 20, 1999, a Third Amendment to Credit Agreement dated as of September 27, 1999, and Fourth Amendment to Credit Agreement dated as of January 15, 2000 (herein collectively the "Credit Agreement").

         2. The Borrower, the Lenders, and the Agent desire to amend the Credit Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. The definition of "Acquisition" as used in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

                  "Acquisition" shall mean the acquisition by any Consolidated Company of any of the following: (a) the controlling interest in any Person, (b) a Consolidated Company, or (c) substantially all of the Property of any Person, or (d) assets or Property of any Person in which the consideration paid or exchanged exceeds $2,000,000.

         2. The definition of "Applicable Margin" as used in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

                  Applicable Margin" shall mean the number of basis points per annum determined in accordance with the table set forth below based on the fiscal quarter-end ratio of Borrower's Funded Debt to EBITDA:

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
                                  TIER I                   TIER II                   TIER III                   TIER IV
                                  ------                   -------                   --------                   -------
Ratio of Funded                 < 1.5 to 1.0            >=1.5 to 1.0 and         >=2.00 to 1.0 and           >=2.5 to 1.0
Debt to EBITDA                                           < 2.00 to 1.0              < 2.5 to 1.0

Applicable                   30 basis points;         30 basis points             50 basis points           50 basis points
Margin for                       per annum                 per annum                  per annum                 per annum
Facility Fee

Applicable                   125 basis points         167.5 basis points          200 basis points          250 basis points
Margin for                       per annum                 per annum                  per annum                 per annum
Eurodollar
Advances

Applicable                    25 basis points          67.5 basis points          100 basis points          150 basis points
Margin for Base                  per annum                 per annum                  per annum                 per annum
Rate Advances


         3.       The definition of "Consolidated EBITDA" as used in Section
1.1 of the Credit Agreement shall be amended and restated as follows:

                  "Consolidated EBITDA" shall mean for any fiscal period of Borrower, an amount equal to the sum of (A) Consolidated EBIT, plus (B) depreciation and amortization expenses to the extent deducted in determining such Consolidated EBIT as determined on a consolidated basis in accordance with GAAP, plus (C) for the fiscal quarter ending March 31, 2000 only an amount equal to the Borrower's write-down of uncollectible receivables related to Helicon, Inc. and the costs associated with a loan guarantee of Borrower related to Helicon, Inc., not to exceed in the aggregate $2,368,000 plus (D) the historical consolidated EBITDA of any Person adjusted for known and detailed expense cuts acceptable to Agent for such period which accrued prior to the date such Person became a Consolidated Company or was merged into and consolidated with the Borrower or any other Consolidated Company or such Person's assets were acquired by the Borrower or any other Consolidated Company (and the underlying records of such Person shall be audited to the extent the Borrower is required pursuant to Regulation S-X of the SEC to present audited financial information for such Person in documents filed by it with the SEC). If audited financial records are not available for acquired companies, pro-forma financial statements (subject to review and acceptance by the Agent) will be substituted.

         4. Section 7.1(a) of the Credit Agreement is amended and restated as follows:

                  (a) Funded Debt to EBITDA. Suffer or permit, as of the last day of any fiscal quarter, the ratio of (A) Consolidated Funded Debt to (B) the sum of (i) Consolidated EBITDA minus (ii) dividends paid, to exceed 3.0 to 1.0, as calculated for the most recently concluded fiscal quarter and the immediately three (3) preceding fiscal quarters.


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         5.       Section 7.1(b) of the Credit Agreement is amended and restated
as follows:

                  (b) Fixed Charge Coverage Ratio. (i) From the date hereof through the fiscal quarter ending December 31, 2001 and as calculated for the most recently concluded fiscal quarter and the immediately three (3) preceding fiscal quarters, suffer or permit, the ratio of (A) the sum of (1) Consolidated EBIT, plus, (2) for the fiscal quarter ending March 31, 2000 only an amount equal to the Borrower's write-down of uncollectible receivables related to Helicon, Inc. and costs associated with a loan guarantee of Borrower related to Helicon, Inc., not to exceed in the aggregate $2,368,000, plus (3) Consolidated Rental Expense, minus (4) dividends paid, to (B) the sum of (1) Consolidated Interest Expense, plus (2) Consolidated Rental Expense, plus (3) principal payments paid on the Term Loans to be less than 2.5 to 1.0, and (ii) commencing with the fiscal quarter ending March 31, 2002 and throughout the term of this Agreement, as calculated for the most recently concluded fiscal quarter and the immediately three (3) preceding fiscal quarters, suffer or permit, as of the last day of any fiscal quarter, the ratio of (A) the sum of: (1) Consolidated EBIT, plus (2) Consolidated Rental Expense, minus (3) dividends paid to (B) the sum of (1) Consolidated Interest Expense, plus (2) Consolidated Rental Expense, plus (3) principal payments paid on Term Loans to be less than 2.0 to 1.0.

         6. Section 7.1(c) of the Credit Agreement is amended and restated as follows:

                  (c) Consolidated Funded Debt to Total Capitalization Ratio. Permit, as of last day of any fiscal quarter, the ratio of Consolidated Funded Debt to Total Capitalization to be greater than .45 to 1.0.

         7.       Section 7.8(g) of the Credit Agreement shall be deleted.

         8. Section 7.12 of the Credit Agreement shall be amended and restated as follows:

         SECTION 7.12 ACQUISITIONS.

                  (a) Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any Consolidated Company, to make, Acquisitions where the total aggregate consideration paid in such Acquisitions exceeds during any four (4) consecutive fiscal quarters an amount equal to $10,000,000. For the purpose hereof, the consideration paid shall include the sum of: (A) all cash paid and/or Debt assumed, plus (B) the principal amount of any promissory notes given, plus (C) the value of any stock given, and (D) the value of any other Property given or transferred in respect of such Acquisition. Provided further that for the purpose of this provision, Borrower's Acquisition in Mecklenberg County, North Carolina to be completed prior to July 31, 2000 shall be excluded.

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                  (b)      The Borrower will not, and will not permit any
         Consolidated Company, to make Acquisitions where the consideration paid to the seller is in excess of $5,000,000, provided that this provision may be waived by the Required Lenders at the request of Borrower and in the sole discretion of Required Lenders, and provided that in connection with any request by the Borrower that the Required Lenders waive this provision, the Borrower provides to the Agent and the Lenders an information package to include, but not be limited to, historical financial statements on the Person being acquired showing the impact of the acquisition on the Borrower's historical operating performance and existing balance sheet, projections detailing the expected performance of the Consolidated Companies going forward, a detailed listing of the assets being purchased in the transaction, a certificate executed by Borrower's chief financial officer showing the effect on a pro forma basis of any Acquisition on the financial covenants set forth in Section 7.1. herein, any other information requested by Agent, and a statement that the proposed acquisition will not create a Default or Event of Default. For the purpose hereof, the consideration paid shall include the sum of: (A) all cash paid and/or Debt assumed, plus (B) the principal amount of any promissory notes given, plus (C) the value of any stock given, and (D) the value of any other Property given or transferred in respect of such Acquisition.
         For the purposes of this provision, Borrower's Acquisition in Mecklenberg County, North Carolina to be completed prior to July 31, 2000 shall be excluded.

         9.       The Credit Agreement shall be amended to include new Section
7.16 to read as follows:

                  7.16 TREASURY STOCK.

                  Neither the Borrower nor any of its Subsidiaries shall purchase shares of its own stock or the stock of any Subsidiary.

         10.      The Credit Agreement is not amended in any other respect.

         11. The Borrower reaffirms its obligations as set forth in the Credit Agreement, as amended hereby, and the Borrower agrees that its obligations thereunder are valid and binding, enforceable in accordance with its terms, subject to no defense, counterclaim, or objection.

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         ENTERED INTO as of the date first above written.

                                    BORROWER:

                                    CHILDREN'S COMPREHENSIVE
                                    SERVICES, INC.


                                    By: /s/ Donald B. Whitfield
                                        ----------------------------------------

                                    Title:  VP-Finance/CEO
                                            ------------------------------------

                                    AGENT:

                                    SUNTRUST BANK, Agent

                                    By: /s/ Stephen C. Baird
                                        ----------------------------------------

                                    Title:   Corporate Banking Officer
                                            ------------------------------------


                                    LENDERS:

                                    SUNTRUST BANK

                                    By: /s/ Stephen C. Baird
                                        ----------------------------------------

                                    Title:  Corporate Banking Officer
                                            ------------------------------------

                                    AMSOUTH BANK, successor-in-interest to
                                    FIRST AMERICAN NATIONAL BANK

                                    By: /s/ Allison H. Jones
                                        ----------------------------------------

                                    Title:   Senior Vice President
                                            ------------------------------------


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